UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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Current Report
Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) — June 17, 2014
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Assured Guaranty Ltd.
(Exact name of registrant as specified in its charter)

Bermuda (State of incorporation or organization)	98-0429991 (I.R.S. Employer Identification No.)
30 Woodbourne Avenue
Hamilton HM 08 Bermuda
Telephone: (441) 279-5700
(Address of principal executive offices) (Zip Code)
Assured Guaranty US Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	20-1082002 (I.R.S. Employer Identification No.)
31 West 52nd Street New York, New York, 10019 Telephone: (212) 974-0100 (Address of principal executive offices) (Zip Code) Securities to be registered pursuant to Section 12(b) of the Act:
Not applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.
On June 17, 2014, Assured Guaranty US Holdings Inc. agreed to sell in a public offering $500 million of 5.000% Senior Notes due 2024. The notes will be fully and unconditionally guaranteed by Assured Guaranty Ltd.
Attached as Exhibit 1.1 is a copy of the underwriting agreement relating to such public offering. Attached as Exhibit 4.1 is the form of the notes. Attached as Exhibits 5.1 and 5.2 are certain opinions related to the notes.
Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits.

1.1	Underwriting Agreement, dated June 17, 2014, between Assured Guaranty US Holdings Inc., Assured Guaranty Ltd. and the underwriters named in Schedule A thereto

4.1	Officers’ Certificate, dated June 20, 2014, related to 5.000% Senior Notes due 2024, containing form of 5.000% Senior Notes due 2024 as Exhibit A.

5.1	Opinion of Conyers Dill & Pearman Limited

5.2	Opinion of Mayer Brown LLP

23.1	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.1)

23.2	Consent of Mayer Brown LLP (included in Exhibit 5.2)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Assured Guaranty Ltd.

	By:	/s/ ROBERT A. BAILENSON
Name: Robert A. Bailenson Title: Chief Financial Officer
DATE: June 20, 2014

Assured Guaranty US Holdings Inc.

	By:	/s/ ROBERT A. BAILENSON
Name: Robert A. Bailenson Title: Chief Financial Officer
DATE: June 20, 2014

EXHIBIT INDEX

Number	Description	Method of Filing

1.1	Underwriting Agreement, dated June 17, 2014, between Assured Guaranty US Holdings Inc., Assured Guaranty Ltd. and the underwriters named in Schedule A thereto	Furnished herewith
4.1	Officers’ Certificate, dated June 20, 2014, related to 5.000% Senior Notes due 2024, containing form of 5.000% Senior Notes due 2024 as Exhibit A.	Furnished herewith
5.1	Opinion of Conyers Dill & Pearman Limited	Furnished herewith
5.2	Opinion of Mayer Brown LLP	Furnished herewith
23.1	Opinion of Conyers Dill & Pearman Limited	Included in Exhibit 5.1
23.2	Opinion of Mayer Brown LLP	Included in Exhibit 5.2